Exhibit 99.1

Trilogy Metals Drills 16.4 metres of 5.3% Copper and 0.21% Cobalt and Provides Corporate and Project Updates

TSX/NYSE American Symbol: TMQ

VANCOUVER, Aug. 23, 2018 /CNW/ - Trilogy Metals Inc. (TSX/NYSE American: TMQ) ("Trilogy Metals" or the "Company") is pleased to provide an update on its summer activities at the Upper Kobuk Mineral Projects ("UKMP") located within the Ambler Mining District of northwestern Alaska. The Company is working on several fronts to advance both the Arctic and Bornite Projects.  All amounts are in US dollars.

Bornite Project

Initial Bornite Drilling Results

As of August 19th, the Company has completed five drill holes comprising a total of 5,267 metres at Bornite. The objective of the 2018 drilling campaign is to infill and expand the currently defined open pit and underground mineral resources. Mineralization occurs as a series of "Reefs" hosted by both the Upper and Lower Bornite Carbonate sequences separated by a generally unmineralized phyllite unit. The Cu-Co mineralization at Bornite occurs in three distinct carbonate zones, the Upper Reef, the Lower Reef, and the South Reef. All three zones are being drill tested this year.

The Company has received, on an expedited basis, initial assay results from drill hole RC18-0247 which is designed to test extensions of high-grade copper mineralization at depth, along the South Reef trend. At a copper cut-off grade of 1.5%, RC18-0247 contains an interval of 16.4 metres grading 5.34% copper and 0.21% cobalt. The mineralized interval was intersected at a depth of 791.9 metres (total mineralized interval was between 791.9 metres to 808.3 metres). The high-grade mineralized zone in RC18-0247 consists of massive chalcopyrite occurring as breccia infill with intergrown pyrite and within dolomite-quartz veins as centimetre scale blebs.  Bornite and chalcocite mineralization replace chalcopyrite within the breccia matrix in the highest-grade intervals from 795.9 to 799.3 metres and 803.9 to 808.3 metres. Large (4 to 10 centimetres wide) carbonate/quartz veins also host a chalcopyrite-bornite-chalcocite mineral assemblage.  Massive cobaltiferous pyrite occurs as 10 to 20 centimetre-wide stringers between the two higher grade zones. This mineralized interval is within the Lower Reef. Figure 1 and Table 1 shows the location of RC18-0247 while Figure 2 is a cross-section showing the location of RC18-0247 relative to other holes on the section.

Additional drilling results from the upper portion of the mineralized interval of this drill hole will be made available as they are received by the Company along with results for other drill holes that have been completed and are in the laboratory.

Rick Van Nieuwenhuyse, President and CEO commented: "We are pleased to report that the high-grade copper and cobalt zones demonstrate continuity and continue down dip. We look forward to reporting additional results as they become available".

Table 1 - Location of Drill Hole RC18-0247 at the Bornite Project

Drill hole	East (m)	North (m)	Elev. (m)	Azimuth	Dip
RC18-0247	590524	7440658	312	206	80

Expansion of Bornite Drilling Program

The Company is also pleased to announce that its partner, South32 Limited (ASX, LSE, JSE: S32; ADR: SOUHY) ("South32"), has agreed to increase its contribution to this year's Bornite drilling program by funding an additional $800,000 to the Company. The additional funding will reduce South32's 2019 minimum exploration budget commitment of $10 million to $9.2 million. The $800,000 is expected to allow the Company to add two drill rigs that are expected to complete four holes totaling 1,500 to 2,100 metres.

Figure 1. Location of 2018 Bornite Drilling (CNW Group/Trilogy Metals Inc.)

The original program envisaged an 8,000 metre exploration program of in-fill and expansion drilling to better define the high-grade copper resources at the Bornite Project Five drills are expected to be in operation for at least a month with the drilling campaign extending into the middle of September.

Updated Bornite Resource Estimate

Once the drilling program is completed, the Company intends to move forward on an updated copper-cobalt resource estimate at the Bornite Project. The updated resource estimate is expected to incorporate the infill and expansion drilling that has been carried out during the 2017-2018 exploration campaigns. The resource estimate is expected to be completed in the first half of 2019.

Figure 2. Cross-section RC18-247 (CNW Group/Trilogy Metals Inc.)

Bornite Metallurgical Program

On June 5th, 2018 the Company announced an initial cobalt resource estimate for the Bornite Project of 77 million pounds of inferred cobalt resources (see Tables 2 and 3 for details including grade). An updated technical report entitled "NI 43-101 Technical Report on the Bornite Project, Northwest Alaska, USA" including the inferred cobalt resources was filed by the Company on July 20, 2018, and is available on the Company's website at www.trilogymetals.com and on the Company's profile at www.sedar.com and www.sec.gov. With the completion this resource estimate the Company has now embarked on a metallurgical study to investigate various methods of recovering both the copper and cobalt at Bornite. Initial results from the metallurgical program are expected to be made available to the Company in Q1, 2019.

Initial Bornite Preliminary Economic Assessment

Once the updated resource estimate and metallurgical results are made available, the Company expects to move forward on a Preliminary Economic Assessment ("PEA") on the Bornite Project. The PEA is expected to investigate the viability of a combined open pit and underground mining operation. The PEA is expected to be completed by the end of the second quarter of 2019.

Table 2: Estimate of Copper Mineral Resources for the Bornite Deposit

Type	Cut-off (Cu%)	Tonnes (million)	Average Grade Cu (%)	Contained Metal Cu (Mlbs)
In-Pit	0.5	40.5	1.02	913
Total Indicated		40.5	1.02	913
In-Pit	0.5	84.1	0.95	1,768
Below-Pit	1.5	57.8	2.89	3,683
Total Inferred		141.9	1.74	5,450

(1)	Resources stated as contained within a pit shell developed using a metal price of US$3.00/lb Cu, mining costs of US$2.00/tonne, milling costs of US$11/tonne, G&A cost of US$5.00/tonne, 87% metallurgical recoveries and an average pit slope of 43 degrees.
(2)	Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted into Mineral Reserves.
(3)	It is reasonably expected that the majority of Inferred mineral resources could be upgraded to Indicated mineral resources with additional exploration.

Table 3: Estimate of Inferred Cobalt Mineral Resources for the Bornite Deposit

Type	Cut-off (Cu%)	Tonnes (million)	Average Grade Co (%)	Contained Metal Co (Mlbs)
In-Pit	0.5	124.6	0.017	45
Below-Pit	1.5	57.8	0.025	32
Total Inferred		182.4	0.019	77

(1)	Resources stated as contained within a pit shell developed using a metal price of US$3.00/lb Cu, mining costs of US$2.00/tonne, milling costs of US$11/tonne, G&A cost of US$5.00/tonne, 87% metallurgical recoveries and an average pit slope of 43 degrees.
(2)	Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted into Mineral Reserves.
(3)	It is reasonably expected that the majority of Inferred mineral resources could be upgraded to Indicated mineral resources with additional exploration.

Arctic Project

The Company has recently completed its summer activities at the Arctic Project, which include 592 metres in 24 holes of geotechnical/hydrological drilling which is providing geotechnical and hydrological information at the proposed tailings dam, waste rock facility and grinding mill locations. The Company intends to continue with baseline environmental studies which includes hydrology, wetlands delineation, meteorological and archeology data collection.

Arctic Ore Sorting Program

Ore sorting test work at the Steinert Labs facility in Kentucky, USA has been completed. Early indications are that the application of ore sorting technology could improve the head grades of material being processed at the proposed Arctic grinding mill by eliminating waste rock. The recent pre-feasibility study estimated 20-30% dilution at the mine face within the proposed Arctic pit. Reducing the dilution to 10-20% may result in an improvement of the economics of the Arctic Project. The Company expects to evaluate the potential for capital and operating cost savings based on these initial results from the ore sorting test work before the end of the end of the year.

Permitting of the Arctic Mine

The Company is continuing with its baseline environmental work and permitting application work with a view of submitting its 404 Wetland Permit application to the U.S. Army Corps of Engineers ("USACE") during the first half of 2019. The USACE is expected to be the lead agency for the permitting of the Arctic Project. Given that the Arctic Project is located on State and private lands owned by NANA Regional Corporation, Inc. (no Federal lands) the Company estimates a two to three-year permitting timeline for the project.

Ambler Mining District Industrial Access Project ("AMDIAP")

On July 9th, 2018 at a joint session in Barrow, Alaska the Northwest Arctic Borough ("NWAB") Assembly and the North Slope Borough ("NSB") Assembly, together, unanimously voted to support evaluation of an industrial road in the Ambler Mining District which is located within the NWAB.

Specifically, the two Boroughs Assemblies, which are the local governments in northern and northwest Alaska, have jointly approved the following resolutions:

•	Support for the Alaska Industrial Development Export Agency's ("AIDEA") evaluation of an industrial road in the Ambler Mining District; and
•	That food security and public benefit be considered a priority by evaluating agencies and that public engagement and consultation be meaningfully incorporated into a final decision; and
•	That the NWAB shall commit to continuing its role as a cooperating agency; and
•	That both Boroughs will examine ways to maximize community benefit and economic development opportunities while undertaking an analysis of impacts and ways to minimize or mitigate any adverse effects; and
•	That both Boroughs shall explore opportunities for co-investment and ownership in the Ambler Mining District Industrial Access Project (AMDIAP).

Mr. Nasruk Carl Weisner, the Assembly President for the NWAB stated, "The Northwest Arctic Borough and North Slope Borough governments represent home-rule governments of the people of northern Alaska. We support resource development in our Boroughs that respects the Inũpiat culture and protects our subsistence resources and the environment. We support completing the Environmental Impact Assessment Statement on the Ambler Access Road."

Background: Ambler Mining District Industrial Access Project

As announced in the Company's press release dated May 29, 2018, AIDEA submitted permit applications for the AMDIAP, a proposal for the construction and operation of a 211-mile (340 Km) long all-season controlled-access industrial road connecting the Ambler Mining District with the Dalton Highway.

On April 30, 2018, the Bureau of Land Management ("BLM") released the Ambler Road Environmental Impact Statement Scoping Summary Report (see BLM's website at https://BLM's AMDIAP Website). Permitting of the AMDIAP under the National Environmental Policy Act ("NEPA") EIS process has now concluded the "Scoping Phase" of permitting and has moved to the "Draft EIS Phase". Per the BLM's website, the Draft EIS is scheduled for the end of March 2019 (Figure 3).

Approximately 20 miles of the proposed AMDIAP road crosses lands managed by the National Park Service ("NPS"). The Alaska National Interest Lands Conservation Act ("ANILCA") requires that right-of-way access be permitted across NPS lands for this project. In addition, ANILCA directs that an Environmental and Economic Analysis ("EEA") be prepared for the right-of-way across NPS lands in order to: 1) determine a preferred road alignment, and 2) develop appropriate terms and conditions for the right-of-way permit. Two alternative routes are being considered: North Route and South Route. The NPS has published a Project Schedule indicating completion of the Final EEA by the end of 2018 on their website at https://www.nps.gov/gaar/learn/management/ambler-row.htm.

Figure 3. Timeline of Permitting for the Ambler Mining District Industrial Access Project (CNW Group/Trilogy Metals Inc.)

QA/QC Program

The drill program and sampling protocol are managed by qualified persons employed by the Company. Diamond drill holes were typically collared at PQ or HQ diameter drill core and reduced to HQ and NQ diameter during the drilling process. Samples were collected using a 0.2-metre minimum length, 2.5-metre maximum length and 1.7-metre average sample length. Drill core recovery averaged 90% overall and 94% within the prospective lithologies. Three quality control samples (one blank, one standard and one duplicate) were inserted into each batch of 20 samples. The drill core was sawn, with half sent to ALS Minerals in Fairbanks for sample preparation and the sample pulps forwarded to ALS's North Vancouver facility for analysis. ALS Minerals in North Vancouver, B.C., Canada, is a facility certified as ISO 9001:2008 and accredited to ISO / IEC 17025:2005 from the Standards Council of Canada. The Company will submit 5% of the assay intervals from prospective lithologies to an independent check assay lab.

Qualified Persons

Andrew W. West, Certified Professional Geologist, Exploration Manager for Trilogy Metals Inc., is a Qualified Person as defined by National Instrument 43-101. Mr. West has reviewed the technical information in this news release and approves the disclosure contained herein.

About Trilogy Metals

Trilogy Metals Inc. is a metals exploration and development company focused on exploring and developing the Ambler mining district located in northwestern Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic volcanogenic massive sulphide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within the Company's land package that spans approximately 143,000 hectares. The Company has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, further drilling activity, the potential advancement of the AMDIAP, the timing and the filing of updated reports on the Company's projects, the future price of copper, the estimation of mineral reserves and mineral resources, the realization of mineral reserve and mineral resource estimates, the timing and amount of estimated future production, costs of production, capital expenditures, costs and timing of the development of projects, the likelihood and timing of the AMDIAP, the potential future development of Bornite, the future operating or financial performance of the Company, planned expenditures and the anticipated activity at the UKMP Projects, are forward-looking statements. The assay results from drill hole RC18-0247 should not be considered representative of other drilling results for the 2018 drilling campaign. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; exploration plans and budgets; mineral reserves and resource estimates; work programs; capital expenditures; timelines; strategic plans; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving success of exploration, development and mining activities, permitting timelines, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses; mineral reserve and resource estimates and the assumptions upon which they are based; assumptions and discount rates being appropriately applied to the PFS; our assumptions with respect to the likelihood and timing of the AMDIAP; capital estimates; prices for energy inputs, labour, materials, supplies and services the interpretation of drill results, the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for cooperation of government agencies and native groups in the development and operation of properties as well as the construction of the access road; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, metal grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2017 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) - CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended ("CIM Definition Standards"). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (SEC), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserves". Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that all or any part of "measured" or "indicated resources" will ever be converted into "reserves". Investors should also understand that "inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimated "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves" are also not the same as those of the SEC, and reserves reported by Trilogy Metals in compliance with NI 43-101 may not qualify as "reserves" under SEC standards. Arctic does not have known reserves, as defined under SEC Industry Guide 7. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

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SOURCE Trilogy Metals Inc.

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For further information: Company Contact: Patrick Donnelly, Vice President, Corporate Communications & Development, patrick.donnelly@trilogymetals.com, 604-630-3569, 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 06:30e 23-AUG-18